UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2006
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Employment Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 4, 2006, the Board of Directors of MasTec, Inc. (“MasTec” or the “Company”) appointed Robert Apple to serve as the Company’s Chief Operating Officer.
     Mr. Apple who is 56 years old, has served as group president for MasTec’s energy service operations since 2005. From 2001 to 2004, Mr. Apple was a senior vice president at DIRECTV, where he was responsible for the installation and service network, warranty program, supply chain management and national dispatch support. From 1997 to 2001, Mr. Apple, while on assignment from Hughes Electronics/DIRECTV Latin America to Telefonica S.A., served as Chief Operating Officer and Board member of Via Digital, a direct broadcast satellite company and Telefonica affiliate. From 1985 to 1996, Mr. Apple served in various capacities within the Hughes Electronics organization, including as Chief Executive Officer of Hughes Electronics-Spain, Vice President of Hughes Europe and as a program manager for a Hughes Electronics training and support systems group.
     In connection with his appointment to Chief Operating Officer, the Company and Mr. Apple have entered into a new employment agreement effective January 1, 2007 (the “Agreement”). The Agreement expires on December 31, 2009 unless earlier terminated, and provides that Mr. Apple will be paid an annual salary of $400,000. The Agreement also provides for annual performance bonuses of up to his base salary based on the achievement of goals established by the Company’s Board of Directors. Following termination of employment without cause or good reason, Mr. Apple will receive his base salary, an amount equal to the average of the performance bonuses he received during the term of the Agreement and benefits from the date of termination for twelve months (collectively, the “Severance Benefits”). If the Agreement is terminated by MasTec not renewing or extending the Agreement, Mr. Apple shall be entitled to the Severance Benefits for a period of twelve months from the last day of the initial term of the Agreement. If there is a change of control of MasTec during the employment term, Mr. Apple will be entitled to one and a half times his base salary and average performance bonuses for the greater of 12 months or the remaining term of the Agreement, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits as provided in the Agreement. The Agreement also contains confidentiality, non-competition and non-solicitation provisions. The foregoing description of the Agreement is qualified in its entirety by the Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
     Other than as described in this 8-K, there are no arrangements or understandings between Mr. Apple and any other person pursuant to which Mr. Apple was selected as an officer of the Company.
     Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Apple had a direct or indirect material interest in which the amount involved exceeds $60,000.
ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1— Employment Agreement between MasTec, Inc. and Robert Apple entered into as of January 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: December 8, 2006	By:	/s/ C. Robert Campbell
C. Robert Campbell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between MasTec, Inc. and Robert Apple entered into as of January 1, 2007.